UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2006

CHINA MOBILITY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-26559	330-751560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900-789 West Pender Street, Vancouver, B.C., Canada V6C 1H2
 (Address of Principal Executive Offices) (Zip Code)

(604) 632-9638
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China Mobility Solutions, Inc., a Florida corporation (the "Registrant"), in connection with the items set forth below.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 21, 2006, we engaged Michael T. Studer, C.P.A., P.C., an independent registered firm of Certified Public Accountants, as our principal independent accountant with the approval of our company’s board of directors. Accordingly, we dismissed Moen and Company (“Moen”), Chartered Accountants as our independent registered public accounting firm. Moen advised us they ceased doing business.

The reports of Moen on the consolidated financial statements of the Company as of and for the years ended December 31, 2004 and 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2004 and 2005 through the date of dismiss, there were no disagreements with Moen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moen, would have caused Moen to make reference to the subject matter of the disagreement in its reports on the Company’s consolidated financial statements for such periods.

The Company has requested that Moen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed herewith as Exhibit 16.

Item 9.01. Financial Statements and Exhibits

16.1	Letter from Moen & Company, LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA MOBILITY SOLUTIONS, INC. (Registrant)

Date: August 24, 2006	By:	/s/ Angela Du
Angela Du Chief Executive Officer and Principal Accounting Officer

Date: August 24, 2006	By:	/s/ Ernest Cheung
Ernest Cheung Principal Financial Officer